Exhibit 10.34

SECOND AMENDMENT TO LOAN AGREEMENT
AND REVOLVING LINE OF CREDIT NOTE

THIS SECOND AMENDMENT TO LOAN AGREEMENT AND REVOLVING LINE OF CREDIT NOTE (“Second Amendment”), is entered into effective as of July 29, 2004, by and between FIRSTWAVE TECHNOLOGIES, INC. (the “Borrower”), and RBC CENTURA BANK (“Bank”).

A.       Bank has extended certain financial accommodations to Borrower pursuant to that certain Loan Agreement (as amended, the “Loan Agreement”), dated as of July 29, 2003, including, without limitation, a revolving credit loan in the original principal amount of $1,000,000 pursuant to a Commercial Promissory Note, dated as of even date with the Loan Agreement (the “Revolving Line of Credit Note”).

B.      Borrower has requested that Bank extend the Maturity Date of the Revolving Line of Credit Note, as those terms are defined in the Loan Agreement, in exchange for reducing the original principal amount of the Revolving Line of Credit to the amount currently advanced to Borrower thereunder, and making certain other amendments to the Loan Agreement.

C.       Bank is willing to extend the Maturity Date of the Revolving Line of Credit Note, reduce the principal amount thereof, and to amend the terms of the Loan Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1.   Definitions. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement.

2.   Loan Amount. The Information Schedule to the Loan Agreement is hereby amended to provide that the “Loan Amount” of the Revolving Line of Credit is $500,000.

3.    Amendments to Revolving Line of Credit Note.

  The Revolving Line of Credit Note is hereby amended by deleting the principal amount of “$1,000,000” wherever it appears and substituting therefor in all such places the new principal amount of “$500,000.”

  The Revolving Line of Credit Note is hereby further amended by deleting Section 2.2 thereof in its entirety and substituting therefor a new Section 2.2 to read as follows: “Principal Payment Terms; Maturity Date. All principal and accrued interest shall be payable in one single payment on July 27, 2005 (herein referred to as the “Maturity Date”).”

4.   Amendments to Loan Agreement

  The Loan Agreement is hereby amended by deleting Attachment 2A in its entirety and substituting therefor a replacement Attachment 2A in the form attached hereto.

 5.   Fees and Expenses of Bank. Borrower acknowledges and agrees that the effectiveness of the amendments to the Loan Agreement to be made hereby are expressly conditioned upon: (i) Borrower’s reimbursing Bank for all costs and expenses Bank has incurred in connection with such amendments, including Bank’s reasonable attorney’s fees and (ii) Borrower’s payment of $1,000 as a loan renewal fee, and that the additional covenants set forth herein are in consideration of such amendments.

6.   Reaffirmation. Except as otherwise provided herein, the terms of the Loan Agreement and the other Loan Documents remain in full force and effect. After giving effect to this Second Amendment (and any other waivers and amendments made prior hereto, if any) Borrower hereby (a) renews and reaffirms all representations and warranties set forth in the Loan Agreement and the other Loan Documents (subject to any changes therein expressly permitted by the Loan Agreement and other Loan Documents), and certifies that all such representations and warranties are true and correct in all material respects as of the date hereof, and (b) certifies that no Default Condition or Event of Default exists and is continuing under the Loan Agreement, and that Borrower is in compliance in all material respects with all of its obligations under the Loan Agreement and the other Loan Documents.

7.   References. All references to the “Loan Agreement,” contained in the Loan Agreement itself or in any of the other Loan Documents, shall refer to the Loan Agreement as amended hereby.

8.   Counterparts. This Second Amendment may be executed in two or more counterparts, as contemplated by Section 11.18 of the Loan Agreement.

9.   Governing Law. This Second Amendment shall be governed by Georgia law, as provided in Section 11.12 of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first above written.

BANK:

RBC CENTURA BANK

By: /s/ Joseph B.Singer
Joseph B. Singer
Vice President - Georgia Markets

BORROWER:

FIRSTWAVE TECHNOLOGIES, INC.	Witness:

By: /s/Richard T. Brock	/s/ Judith A. Vitale
Name: Richard T. Brock	Print Name: Judith A.Vitale
Title: CEO

GUARANTOR:

CONNECT- CARE, INC.	Witness:

By: /s/Richard T. Brock	/s/ Judith A. Vitale
Name: Richard T. Brock	Print Name: Judith A. Vitale
Title: Director

GUARANTOR:

FIRSTWAVE TECHNOLOGIES UK, LIMITED	Witness:

By: /s/ Richard T. Brock	/s/ Judith A. Vitale
Name: Richard T. Brock	Print Name: Judith A. Vitale
Title: Director

Attachment 2A
to
Loan Agreement
(Additional Terms and Conditions)

A.	Additional Conditions. The following additional conditions must be satisfied before Bank is obligated to make any disbursements and each of the conditions must be and remain satisfied at the time of each disbursement subsequent to the first disbursement:

None.

B.	Terms and Provisions Regarding Disbursements. Bank’s obligation to make disbursements and
Borrower’s right to receive disbursements shall be subject to the following terms and provisions:

Revolving Line of Credit

1.	Disbursements may be requested by Borrower up to five (5) days before the maturity date of the Note evidencing the Revolving Line of Credit.

2.	Borrower may request no more than three disbursements in a calendar month, each in the minimum amount of $50,000, and the aggregate amount of outstanding disbursements shall not exceed at any time the Loan Amount for the Revolving Line of Credit.

3.	Whenever Borrower desires an advance under the Revolving Line of Credit, Borrower shall submit a Draw Request by facsimile transmission or telephone no later than 10:00 a.m. eastern time, on the business day on which Borrower desires the advance to be made. Each Draw Request shall be signe by an authorized officer of Borrower, or a designee thereof. Each notification by telephone must be followed within one business day by a facsimile transmission which meets the criteria regarding a facsimile transmission. Bank shall be entitled to rely on any telephonic notice given by a person which
Bank reasonably believes to be an authorized officer of Borrower, or a designee thereof. Bank shall not have any liability to Borrower or any other person for its failure to make a disbursement on the date requested by Borrower, unless such failure is the result of willful misconduct or gross negligence of Bank; and if Bank’s failure is a result of willful misconduct or gross negligence, its liability shall be limited to actual damages only – Bank shall not be liable for indirect, speculative, consequential or punitive damages or losses. If Borrower maintains its operating deposit account with Bank, Bank will credit the amount of the disbusement to such account. If Borrower does not maintain its operating deposit account with Bank, Bank will issue to Borrower for deposit in its operating deposit account a
Bank check or other negotiable instrument drawn on Bank in the amount of the advance.

4.	If, at any time, the aggregate amount of the outstanding principal under the Revolving Line of Credit exceeds the Loan Amount for the Revolving Line of Credit, the Borrower shall immediately pay to Bank, in cash, the amount of such excess.